EXHIBIT 99

NEWS RELEASE

EMC Insurance Group Inc. Declares Quarterly Cash Dividend

DES MOINES, Iowa (March 4, 2019) - EMC Insurance Group Inc. (Nasdaq:EMCI) (the “Company”) today announced that its board of directors declared a quarterly cash dividend of $0.23 per share of common stock payable March 21, 2019, to stockholders of record as of March 14, 2019. The Company has declared a quarterly dividend since becoming a publicly held company in February 1982, and has never reduced its dividend.

About EMCI
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the Nasdaq Stock Market under the symbol EMCI. Additional information regarding the Company may be found at investors.emcins.com. EMCI’s parent company is Employers Mutual Casualty Company (Employers Mutual). EMCI and Employers Mutual, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

Contacts
Investors:                        Media:
Steve Walsh, 515-345-2515                Lisa Hamilton, 515-345-7589
steve.t.walsh@emcins.com                lisa.l.hamilton@emcins.com